Exhibit 99.1

McEWEN MINING AND McEWEN MINING — MINERA ANDES ACQUISITION CORP.

ANNOUNCE RESULTS OF THEIR ANNUAL GENERAL MEETINGS

TORONTO, ONTARIO - (May 20, 2014) - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) (“McEwen Mining”) and McEwen Mining — Minera Andes Acquisition Corp. (TSX: MAQ) (“ExchangeCo”) are pleased to announce the results of their annual general meetings held on May 15, 2014.  McEwen Mining reports that Robert McEwen, Allen Ambrose, Michele Ashby, Leanne Baker, Richard Brissenden, Gregory Fauquier, Donald Quick and Michael Stein were elected as directors of McEwen Mining.  The shareholders of McEwen Mining also approved the compensation of McEwen Mining’s named executive officers (“Say-on-Pay”) and re-appointed KPMG LLP as auditors.  ExchangeCo. reports that Ian Ball was elected as a director.

Detailed voting results for the re-election of directors of McEwen Mining are as follows:

Director	For	Withheld	Percentage For	Percentage Withheld
Mr. Robert McEwen	140,089,849	605,731	99.6%	0.4%
Mr. Allen Ambrose	134,076,877	6,618,703	95.3%	4.7%
Ms. Michele Ashby	140,056,004	639,576	99.5%	0.5%
Dr. Leanne Baker	140,036,634	458,946	99.5%	0.5%
Mr. Richard Brissenden	112,649,675	28,945,905	80.1%	19.9%
Mr. Gregory Fauquier	140,154,856	540,724	99.6%	0.4%
Dr. Donald Quick	140,108,286	587,294	99.6%	0.4%
Mr. Michael Stein	140,122,457	573,123	99.6%	0.4%

ExchangeCo. is a subsidiary of McEwen Mining and was formed to facilitate the acquisition of Minera Andes Inc. in 2012.  In connection with this acquisition, ExchangeCo. issued exchangeable shares to holders of Minera Andes shares.  The exchangeable shares are convertible on a one-for-one basis at any time into shares of McEwen Mining.  Holders of exchangeable shares also vote on the same matters as holders of McEwen Mining common shares and their votes are included in the above results.

Detailed voting results for the election of the director of ExchangeCo. are set out below:

Director	For	Withheld	Percentage For	Percentage Withheld
Mr. Ian Ball	4,272,919	51,626	98.8%	1.2%

ABOUT MCEWEN MINING (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for the S&P 500 by creating a high growth gold/silver producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest), the El Gallo 1 mine and El Gallo 2 project in Sinaloa, Mexico, the Gold Bar project in Nevada, USA, and the Los Azules copper project in San Juan, Argentina.

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As of May 13, 2014 McEwen Mining has an aggregate of 297,159,359 shares of common stock outstanding and issuable upon the exchange of the exchangeable shares. Rob McEwen, Chairman and Chief Owner, owns 25% of the shares of the Company (assuming all outstanding Exchangeable Shares are exchanged for an equivalent amount of Common Shares).

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Report on Form 10-A for the quarter ended March 31, 2014 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Sheena Scotland Director, Investor Relations Tel: (647) 258-0395 ext 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408 Facebook: facebook.com/mcewenrob Twitter: twitter.com/mcewenmining	Mailing Address 150 King Street West Suite 2800,P.O. Box 24 Toronto, Ontario, Canada M5H 1J9 E-mail: info@mcewenmining.com

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